DIMON Incorporated
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EXHIBIT 99.1

DIMON Incorporated Tel: 434 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681 USA

FOR IMMEDIATE RELEASE	Contact:	Ritchie L. Bond
(434) 791-6952

May 24, 2004

DIMON Announces Arrangements for Release of Financial Results Company Lowers Fiscal 2004 Guidance

Danville, VA – DIMON Incorporated (NYSE: DMN) today announced plans to report financial results for its third quarter and shortened fiscal year ended March 31, 2004, at 4:00 PM ET, Thursday, June 10, 2004.

As previously reported, DIMON expects to record a material charge in the third quarter in connection with adjustments to its production capacity.  Those adjustments, originally directed at U.S. operations, will now encompass operations in other regions.  The Company will provide complete details of those adjustments and related charge together with its year-end financial results.  Excluding such charge and any effects from market valuation adjustments for derivatives, the Company now expects to incur an underlying net loss of between $0.29 and $0.31 per basic share for the shortened fiscal year ended March 31, 2004.

Brian J. Harker, Chairman and Chief Executive Officer, stated, “In addition to the previously discussed negative effects from the major geographic shift in leaf tobacco sourcing, and from the weakness of the U.S. dollar, we have continued to experience inventory valuation issues in the third quarter.  The Company now expects to recognize substantial lower-of-cost-or-market charges against inventories during the quarter, particularly in connection with our Italian operations.  Our costs relating to insurance and professional fees have also exceeded our previous estimates.  Accordingly, we are lowering our guidance for the shortened fiscal year ended March 31, 2004.”

In discussing the Company's forecast and actual operating performance, DIMON management consistently refers to underlying net income, which excludes market valuation adjustments for derivatives because they do not reflect the Company's operating activities, are non-cash in nature, and will reverse in their entirety (gains and losses will offset each other) during the remaining term of the associated interest rate swaps.  The after-tax market valuation adjustment for the nine months ended March 31, 2004, was a credit of $4.4 million, or $0.10 per share.  Management also consistently excludes from underlying net income gains and charges resulting from unusual transactions or events that are not reflective of its underlying operations, and that are not expected to recur.

Following the release of its financial results, DIMON will hold a conference call with investors at 5:00 PM ET.  This call will be broadcast live through the DIMON website.  To listen to the call, please visit www.dimon.com fifteen minutes in advance to register.  A replay will also be available shortly after the call.

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DIMON Incorporated
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This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. Risks and uncertainties include changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations, currency and interest rate fluctuations, shifts in the global supply and demand position for the Company’s tobacco products, and the impact of regulation and litigation on the Company’s customers.  A further list and description of these risks, uncertainties and other factors can be found in the Company's Annual Report on Form 10-K/A for the fiscal year ended June 30, 2003 and other filings with the Securities and Exchange Commission.

DIMON Incorporated is the world’s second largest dealer of leaf tobacco with operations in more than 30 countries. For more information on DIMON, visit the Company’s website at www.dimon.com.

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